Exhibit 10.5.13
FIRST AMENDMENT OF LEASE
     FIRST AMENDMENT OF LEASE made this 21th day of January, 2005, by and between MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, with offices c/o Alben D. Phelps, Inc., 401 Merritt 7, Norwalk, Connecticut 06851 (“Landlord”) and HARRIS INTERACTIVE INC., a corporation having a place of business at 101 Merritt 7, Norwalk, Connecticut 06851 (Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into a written Lease dated March 27, 2001 whereby Landlord demised to Tenant certain space consisting of 10,711 gross leasable square feet (“Premises”) located on the Third Floor in the building known as Building No. 1, 101 Merritt 7 Corporate Park, Norwalk, Connecticut (the “Lease”); and
     WHEREAS, Landlord and Tenant desire to increase the size of Premises to 14,211 gross leasable square feet by adding 3,500 gross leasable square feet located on the Third Floor of the Building (“Expansion Space”) and to amend the Lease to effectuate same upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Landlord and Tenant agree as follows:
     1. This First Amendment of Lease is made effective January 1, 2006 (“Effective Date”).
     2. The term “Premises” as defined in the Lease is amended to include the Expansion Space.
     3. Exhibit A is amended by adding Page 2: 3,500 SFR Third Floor, annexed hereto.
     4. As of the Effective Date, Tenant shall pay Landlord Fixed Rent as follows for the Expansion Space: At the rate of $77,000.00 per annum (which is calculated at the annual rate of $22.00 per gross leasable square foot) commencing on the Effective Date through May 20, 2008.
     5. As of the Effective Date, the first paragraph of Section 26.01 is deleted, and the following new paragraph is substituted in its stead:

     “Section 26.01. Landlord and Tenant agree that in addition to the annual Fixed Rent stated in Section 1.04 herein, Tenant shall be liable for the payment of its pro rata share of Landlord’s estimated “operating expenses” as hereinafter defined. Tenant’s pro rata share shall be deemed to be 6.609% of the annual operating expenses for the Building. Said 6.609% is based upon 215,000 square feet of gross leasable area in the Building of which 6.609% or 14,211 square feet of gross leasable area is demised to Tenant. Tenant’s pro rata portion of the operating expenses as of the Term Commencement Date of this Lease shall be estimated at the rate of $10.50 per gross leasable square foot resulting in an annual sum of $149,215.50. Tenant shall be liable for the payment of $ 12,434.63 per month until Landlord notifies Tenant of Tenant’s new estimated pro rata payment as hereinafter provided.”
     6. Tenant currently subleases the Expansion Space. Landlord shall give Tenant a retrofit allowance of $35,000.00 ($10.00 s.f.) for Tenant’s use in the Expansion Space. Tenant may use said allowance at any time prior to the Effective Date.
     7. Tenant covenants, warrants and represents that there was no broker instrumental in consummating this Lease Amendment other than CB Richard Ellis, Inc., and that no conversations or prior negotiations were had with any other broker concerning the renting of the Expansion Space. Tenant agrees to hold Landlord harmless and indemnify Landlord from all losses, damages, liabilities, costs and expenses including legal fees arising out of or in connection with any claims for brokerage commission arising from this Lease Amendment except for CB Richard Ellis, Inc. The terms and provisions of this Paragraph 7 shall survive the expiration or termination of the Lease.
     8. Landlord shall provide electrical service and Tenant shall pay Landlord, as of the Effective Date, for its electrical consumption as to the 3,500 gross leasable square feet demised hereunder in accordance with the provisions of Article 24 of the Lease.
     9. The Lease, and all the covenants, terms, agreements, conditions and provisions thereof, as the same have been amended and modified by this First Amendment of Lease shall remain in full force and effect and, are hereby, in all respects, ratified and confirmed.
     IN WITNESS WHEREOF, the parties have executed this First Amendment of Lease as of the day and year first above written.

LANDLORD:

MERRITT 7 VENTURE L.L.C.

By:	/s/ Sara B. Queen

Sara B. Queen

By:	/s/ John P. Crosby

John P. Crosby

TENANT:

HARRIS INTERACTIVE INC.

By:	/s/ Lynn A. Siverd

Lynn A. Siverd

STATE OF NEW YORK )
                                          ; )ss:
COUNTY OF QUEENS   )
     On this 15th day of February, 2005, before me, personally appeared Sara B. Queen who acknowledged herself be a Representative of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that she as such Representative of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by herself as a Representative of the Executive Committee.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Anna M. Messineo

Commissioner of the Superior Court
Notary Public
ANNA M. MESSINEO Notary Public, State of New York No. 01ME6101027 Qualified in Queens County Commission Expires November 3, 2007
STATE OF CONNECTICUT)
                                                    ) ss: Norwalk
COUNTY OF FAIRFIELD    )
     On this 28th day of June, 2005, before me, personally appeared John P. Crosby who acknowledged himself to be a Representative of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that he as such Representative of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the same of the company by himself as a Representative of the Executive Committee.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ [ILLEGIBLE]

Notary Public My comm. expires: 10/31/07

STATE OF CONNECTICUT)
                                                )ss:
COUNTY OF FAIRFIELD    )
     On this 21st day of January, 2005, before me, personally appeared Lynn A. Siverd who acknowledged herself to be the Vice President, Chief Privacy Officer of HARRIS INTERACTIVE, INC., a corporation, and that she as such Vice President, Chief Privacy Officer being authorized so to do, executed the foregoing instrument of the purpose therein contained, by signing the name of the corporation by herself as Lynn A. Siverd.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Elaine E. Gould

Commissioner of the Superior Court/
Notary Public
ELAINE E. GOULD
Notary Public, State of New York
No. 4986670
Qualified in Monroe County
Commission Expires [ILLEGIBLE]

MERRITT 7 CORPORATE PARK

101 MERRITT 7

NORWALK, CONNECTICUT

ELECT. ROOM

HARRIS INTERACTIVE EXPANSION
EXHIBIT A - PAGE 2
BUILDING 101 - 3RD FLOOR
3,500 RSF

BUILDING 101 - THIRD FLOOR - KEY PLAN

Albert D. Phelps Inc. • 401 Merritt 7, Norwalk, CT 06851 • (203) 847-8087 • www.merritt7.com